UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 7, 2011

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

(Exact name of registrant as specified in Charter)

Florida	001-15931	59-3404233
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Kuanggong Road and Tiyu Road 10th Floor
Chengshi Xin Yong She, Tiyu Road, Xinhua District
Pingdingshan, Henan Province
People’s Republic of China 467000

(Address of Principal Executive Offices)

+86-3752882999

 (Issuer Telephone Number)

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by SinoCoking Coal and Coke Chemical Industries, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01	Other Events.

On January 7, 2011 (the “Effective Date”), Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”), a company organized in the People’s Republic of China (“PRC” or “China”), entered into a Bank Acceptance Agreement (the “Agreement”) with Pingdingshan Rural Cooperative Bank (the “Bank”).  Hongli is engaged in China-based coal and coke production business operations and is a variable interest entity that is controlled by the Registrant through a series of contractual arrangements between Hongli and Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., a wholly-owned subsidiary of Top Favour Limited, a holding company, which, in turn, is the Registrant’s wholly-owned subsidiary. Pursuant to the Agreement, Hongli’s bank acceptance credit with the Bank was increased to a total of RMB 200 million (approximately USD$30.3 million).  For each issuance of bank acceptance credit, Hongli will be required to deposit cash of 50% of the issuance amount into its account with the Bank as security for the credit.  Hongli can determine the date and amount of the issuance of bank acceptance credit based on its need of funds for its business operations and project construction.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to a complete copy of the Agreement, a translation of which is filed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description

99.1	Bank Acceptance Agreement between Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. and Pingdingshan Rural Cooperative Bank dated as of January 7, 2011 (Unofficial Translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. (Registrant)

Date: January 18, 2011	By:	/s/ Zan Wu
Zan Wu
Chief Financial Officer